OPPENHEIMER ROCHESTER FUND MUNICIPALS

N-SAR Exhibit-Item 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On October 25, 2013, following an adjournment from a second shareholder meeting of Oppenheimer Rochester Fund Municipals (the “Fund”) held on June 21, 2013, as adjourned to August 2, 2013, August 12, 2013, and September 27, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
   182,049,580                                   14,305,111                                                   51,590,620

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   182,667,793                                   13,739,335                                                   51,538,187

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
   180,737,051                                   15,237,905                                                   51,970,364

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   181,617,105                                   14,298,694                                                   52,029,518

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   182,063,632                                   14,123,629                                                   51,758,053

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
   181,759,036                                   14,305,352                                                   51,880,930

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   181,416,018                                   14,183,149                                                   52,346,148

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   179,399,108                                   16,628,796                                                   51,917,411

2m: Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
       For                                           Against                           Abstain
   180,804,264                                   14,848,621                                                   52,292,427

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   174,854,216                                   20,011,046                                                   53,080,053

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
   179,858,633                                   16,248,336                                                   51,838,344

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   184,615,775                                   11,535,433                                                   51,794,104